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                                                                    EXHIBIT 23.1









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Neoprobe Corporation:


We consent to incorporation by reference in the registration statements on Form S-3 (No. 33-76151) and on Form S-8 (Nos. 33-70074, 33-81410, and 333-05143) of
Neoprobe Corporation of our report dated March 5, 2002, relating to the balance sheets of Neoprobe Corporation and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. This report appears in the December 31, 2001 annual report on Form 10-KSB of Neoprobe Corporation.



/s/ KPMG LLP



Columbus, Ohio
March 7, 2002